Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-239924) and related Prospectus of Peakstone Realty Trust (formerly Griffin Realty Trust, Inc.)
(2)Registration Statement (Form S-8 No. 333-231816) pertaining to the Peakstone Realty Trust Amended and Restated Employee and Director Long-Term Incentive Plan

of our report dated March 24, 2023, with respect to the consolidated financial statements and schedule of Peakstone Realty Trust included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Los Angeles, California
March 24, 2023